Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

19-15

Contacts:	Derrick Jensen, CFO Kip Rupp, CFA - Investors Quanta Services, Inc. 713-629-7600	Media - Lynn Hancock Ward 713-818-6719

QUANTA SERVICES REPORTS THIRD QUARTER 2019 RESULTS

Record Quarterly Consolidated and Segment Revenues

Record Quarterly Consolidated Operating Income, with Pipeline and Industrial Operating Margin of 9.0%

Third Quarter GAAP Diluted EPS of $0.92 and Record Adjusted Diluted EPS of $1.14

Record Total Backlog of $13.3 Billion

Raising Full-Year Revenue, Adjusted EBITDA and Adjusted EPS Guidance

HOUSTON – October 31, 2019 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2019. Revenues in the third quarter of 2019 were a record $3.35 billion, compared to revenues of $2.99 billion in the third quarter of 2018, and net income attributable to common stock was $136.1 million, or $0.92 per diluted share, in the third quarter of 2019, compared to net income attributable to common stock of $124.6 million, or $0.81 per diluted share, in the third quarter of 2018. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was a record $1.14 for the third quarter of 2019 compared to $0.88 for the third quarter of 2018.

“Quanta achieved record quarterly revenues, adjusted EBITDA, adjusted diluted earnings per share and backlog during the third quarter. Of note, our pipeline and industrial segment generated record quarterly operating income and produced operating income margin of nine percent. Quanta is on track for another record year and due to our solid third quarter results, healthy end market drivers and the addition of recently announced acquisitions, we are increasing our full-year 2019 revenue, EBITDA and earnings per share expectations,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

“We are also executing well on our strategic plan and continue to believe there is opportunity to drive multi-year revenue and earnings growth by focusing on our base business, supporting the long-term programmatic spend of utilities and participating in the development of infrastructure that supports technology deployments such as 5G and electric vehicles. We believe these dynamics, as well as the acquisitions we completed in the third quarter and anticipated construction levels on the Watay and East West Tie Line transmission projects, support our expectations for profitable growth in 2020 and beyond.”

-MORE-

Certain items that impacted the third quarter of 2019 are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock.

RECENT HIGHLIGHTS

•

Signed New Five-Year Master Services Agreement—In October 2019, Quanta entered into a large, five-year pipeline master services agreement with a leading integrated energy company in Canada. Quanta will serve as a primary contractor under the agreement, with a scope of work that includes management, design, procurement and construction for numerous multi-disciplined projects. Quanta expects to include the estimated value of this agreement in its fourth quarter 2019 remaining performance obligations and backlog.

•

Completed Strategic Acquisitions—In September 2019, Quanta announced the acquisition of The Hallen Construction Co., Inc. (Hallen), a leading and sizeable gas utility contractor serving key strategic markets in the northeast United States, and two specialty utility foundation and pole-setting contractors serving the southeast United States. Quanta believes these acquisitions provide a repeatable and sustainable earnings profile that is complementary to its business and consistent with its strategy. Hallen also represents a sizeable expansion into key northeast markets, which are characterized by aged infrastructure and mandatory multi-decade modernization programs that are in their early stages. Quanta believes these acquisitions provide attractive opportunities for multi-year growth and accretive returns for its stockholders. The aggregate consideration paid for these companies was approximately $342 million.

•

Selected for the Wataynikaneyap Transmission Project—In September 2019, Quanta announced that it was selected by Wataynikaneyap Power LP to provide engineering, procurement and construction (EPC) solutions for the Wataynikaneyap Transmission Project (Watay Project) in Northwestern Ontario, Canada. The contract value for the project makes it one of the largest projects ever awarded to Quanta, and the scope of work consists of EPC services for more than 1,800 kilometers of transmission and distribution infrastructure, ranging in voltage from 25kV to 230kV, and 22 substations. The project recently achieved financial close, and Quanta has received full notice to proceed. As a result, Quanta will include the value of the project in its fourth quarter 2019 remaining performance obligations and backlog. Construction is expected to begin in the first quarter of 2020, and completion of the project is expected by the end of 2023.

•

Martha Wyrsch Joins Board of Directors—In October 2019, Quanta announced the appointment of Martha B. Wyrsch to the company’s Board of Directors. Ms. Wyrsch is highly respected and has extensive operational, management and legal experience with several large utility and energy companies, including Sempra Energy, Vestas American Wind Technology, Spectra Energy Transmission and Duke Energy Corporation, bringing a valuable perspective to Quanta’s board and the company.

-MORE-

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

Revenues in the first nine months of 2019 were $9.00 billion, compared to revenues of $8.06 billion in the first nine months of 2018, and net income attributable to common stock was $283.9 million, or $1.93 per diluted share, in the first nine months of 2019, compared to net income attributable to common stock of $236.5 million, or $1.52 per diluted share, in the first nine months of 2018. Adjusted diluted earnings per share attributable to common stock was $2.41 for the first nine months of 2019 compared to $1.85 for the first nine months of 2018. These financial results, including GAAP and adjusted diluted earnings per share, include a $79.2 million, or $0.54 per diluted share, charge recognized in the second quarter of 2019 associated with the termination of a large telecommunications project in Peru and the recognition of $60.3 million ($43.9 million after-tax) in the first quarter of 2019, or $0.30 per diluted share, of previously deferred earnings on the Fort McMurray West electric transmission project in Canada.

Quanta completed six acquisitions during the first nine months of 2019 and four acquisitions during the full year of 2018. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2019 and 2018, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock in the accompanying tables.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2019. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Prior to the company’s conference call, management will post a summary of updated 2019 guidance expectations with additional commentary in the “Financial Info” area of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

-MORE-

Due to increased visibility and the sustained high level of infrastructure investment across Quanta’s end markets, Quanta is increasing its full-year revenue expectations to approximately $12.0 billion and now expects net income attributable to common stock to range between $367 million and $385 million, diluted earnings per share attributable to common stock to range between $2.49 and $2.62 and adjusted diluted earnings per share attributable to common stock to range between $3.16 and $3.28. Included in Quanta’s GAAP and adjusted diluted earnings per share expectations is the recognition of a $0.54 per diluted share charge related to the termination of the large telecommunications project in Peru and $0.30 per diluted share of earnings related to the recognition of previously deferred earnings on the Fort McMurray West electric transmission project. The Fort McMurray project was completed and placed in commercial operation in the first quarter of 2019, which resulted in the recognition of prior period deferred earnings within other income (expense), net, in the company’s statements of operations for that quarter. EBITDA is now expected to range between $819 million and $847 million and adjusted EBITDA is expected to range between $904 million and $932 million, both of which include the negative impact of the $79.2 million charge associated with the large telecommunications project in Peru. See the accompanying tables for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for full-year 2019 and estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for full-year 2019.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on October 31, 2019, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through November 7, 2019 by dialing 1-877-660-6853 and referencing the conference ID 13695509. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

-MORE-

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, pipeline, energy and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed in the Investor Relations section of the Quanta Services website.

-MORE-

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook, plans and strategies; growth, trends or opportunities in particular markets; projected or expected realization of remaining performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and pipeline projects; future commodity prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; possible recovery of pending or contemplated insurance claims, change orders and affirmative claims asserted against customers or third parties; and the current economic and regulatory conditions and trends in the industries Quanta serves; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets or any actual or potential shutdown, sequester, default or similar event or occurrence involving the U.S. federal government; quarterly variations in operating results, liquidity, financial condition, capital requirements, reinvestment opportunities or other financial results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customer capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain future project awards; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to revenue recognition and costs associated with contracts; adverse weather conditions or significant weather events; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the effect of commodity prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s business, including as a result of the imposition of tariffs or changes in U.S. trade relationships with other countries; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; unexpected costs or liabilities that may arise from pending or threatened legal proceedings, indemnity obligations or other claims or actions asserted against Quanta, including liabilities for claims, fines or penalties that are not covered by, or in excess of, third-party insurance; reimbursement obligations associated with letters of credit or bonds; the outcome of pending or threatened legal proceedings; risks relating to the potential unavailability or cancellation of third-party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; damage to our brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, or corporate scandal; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, remaining performance obligations and backlog; the ability to successfully complete remaining performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and cultural practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from acquired businesses, the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of new information technology solutions; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the cost of borrowing, availability of cash and credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms; the ability to obtain performance bonds and other project security; the ability to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, Quarterly Reports on Form 10-Q for the periods ended Mar. 31, 2019 and June 30, 2019 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

-MORE-

Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues	$3,352,895	$2,985,281	$8,999,353	$8,059,205
Cost of services (including depreciation)	2,879,450	2,559,451	7,842,422	6,998,956

Gross profit	473,445	425,830	1,156,931	1,060,249
Selling, general and administrative expenses	245,010	224,040	700,862	645,566
Amortization of intangible assets	15,264	10,623	40,544	31,535
Change in fair value of contingent consideration liabilities	3,777	(1,394)	8,064	(7,673)

Operating income	209,394	192,561	407,461	390,821
Interest expense	(18,369)	(9,219)	(48,066)	(25,175)
Interest income	186	322	762	1,128
Other income (expense), net	717	(15,498)	66,197	(37,899)

Income before income taxes	191,928	168,166	426,354	328,875
Provision for income taxes	54,906	43,267	139,838	90,659

Net income	137,022	124,899	286,516	238,216
Less: Net income attributable to non-controlling interests	954	348	2,616	1,686

Net income attributable to common stock	$136,068	$124,551	$283,900	$236,530

Earnings per share attributable to common stock:
Basic	$0.93	$0.82	$1.95	$1.54

Diluted	$0.92	$0.81	$1.93	$1.52

Shares used in computing earnings per share:
Weighted average basic shares outstanding	145,913	152,562	145,654	154,087

Weighted average diluted shares outstanding	147,438	153,687	147,074	155,198

Cash dividends declared per common share	$0.04	$—	$0.12	$—

-MORE-

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,044	$78,687
Accounts receivable, net	3,188,328	2,354,737
Contract assets	652,915	576,891
Inventories	67,039	107,732
Prepaid expenses and other current assets	313,601	208,057

Total current assets	4,301,927	3,326,104
PROPERTY AND EQUIPMENT, net	1,390,209	1,276,032
OPERATING LEASE RIGHT-OF-USE ASSETS	289,267	—
OTHER ASSETS, net	449,218	293,592
OTHER INTANGIBLE ASSETS, net	431,563	280,180
GOODWILL	2,002,909	1,899,879

Total assets	$8,865,093	$7,075,787

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$75,751	$65,646
Current portion of operating lease liabilities	93,506	—
Accounts payable and accrued expenses	1,648,079	1,314,520
Contract liabilities	540,187	425,961

Total current liabilities	2,357,523	1,806,127
LONG-TERM DEBT, net of current maturities	1,810,480	1,040,532
OPERATING LEASE LIABILITIES, net of current portion	197,896	—
DEFERRED INCOME TAXES	279,858	219,115
INSURANCE AND OTHER NON-CURRENT LIABILITIES	310,129	404,560

Total liabilities	4,955,886	3,470,334

TOTAL STOCKHOLDERS’ EQUITY	3,907,406	3,604,159
NON-CONTROLLING INTERESTS	1,801	1,294

TOTAL EQUITY	3,909,207	3,605,453

Total liabilities and equity	$8,865,093	$7,075,787

-MORE-

Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2019 and 2018 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Revenues:
Electric Power Infrastructure Services (a)	$1,876,097	56.0%	$1,617,736	54.2%	$5,274,456	58.6%	$4,756,416	59.0%
Pipeline and Industrial Infrastructure Services	1,476,798	44.0	1,367,545	45.8	3,724,897	41.4	3,302,789	41.0

Consolidated revenues	$3,352,895	100.0%	$2,985,281	100.0%	$8,999,353	100.0%	$8,059,205	100.0%

Operating income (loss):
Electric Power Infrastructure Services (a)	$175,692	9.4%	$179,181	11.1%	$430,244	8.2%	$466,087	9.8%
Pipeline and Industrial Infrastructure Services (b)	132,424	9.0	96,067	7.0	243,066	6.5	149,953	4.5
Corporate and Non-Allocated Costs (c)	(98,722)	—	(82,687)	—	(265,849)	N/A	(225,219)	N/A

Consolidated operating income	$209,394	6.2%	$192,561	6.5%	$407,461	4.5%	$390,821	4.8%

(a)

Included in the Electric Power Infrastructure Services segment results for the nine months ended September 30, 2019 is a $79.2 million charge associated with the termination of a large telecommunications project in Peru. The charge consisted of a $48.8 million decrease in revenues and a $30.4 million increase in cost of services.

(b)

Included in the operating income for the Pipeline and Industrial Infrastructure Services segment for the nine months ended September 30, 2018 are a $3.3 million charge to expense associated with the planned exchange of a construction barge for an industrial property and a $1.3 million charge for severance and restructuring costs related to the closure of certain operations.

(c)

Included in corporate and non-allocated costs for the three and nine months ended September 30, 2019 are $16.8 million and $20.5 million of acquisition and integration costs. Included in the three and nine months ended September 30, 2018 are $6.9 million and $16.2 million of acquisition and integration costs.

-MORE-

Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment along with estimates of amounts expected to be realized within 12 months:

	September 30, 2019		December 31, 2018		September 30, 2018
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,124.6	$2,929.4	$2,093.5	$3,045.6	$2,099.1	$3,074.1
Estimated orders under MSAs and short-term, non-fixed price contracts	2,854.5	5,709.4	2,467.6	5,499.8	2,129.0	4,842.7

Backlog	4,979.1	8,638.8	4,561.1	8,545.4	4,228.1	7,916.8

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	761.9	1,475.0	1,003.5	1,635.9	2,034.2	2,217.9
Estimated orders under MSAs and short-term, non-fixed price contracts	1,817.9	3,168.3	1,411.4	2,161.3	1,221.9	2,080.2

Backlog	2,579.8	4,643.3	2,414.9	3,797.2	3,256.1	4,298.1

Total
Remaining performance obligations	2,886.5	4,404.4	3,097.0	4,681.5	4,133.3	5,292.0
Estimated orders under MSAs and short-term, non-fixed price contracts	4,672.4	8,877.7	3,879.0	7,661.1	3,350.9	6,922.9

Backlog	$7,558.9	$13,282.1	$6,976.0	$12,342.6	$7,484.2	$12,214.9

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2019 and 2018, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity, (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) asset impairment charges and severance and restructuring costs can vary from period to period depending on economic and other factors; (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the forecasted performance in post-acquisition periods of certain acquired businesses; (vii) changes in statutory tax rates are not regularly occurring items; (viii) adjustments related to the Tax Cuts and Jobs Act of 2017 occurred during 2018 and varied period to period based on further analysis of the new law and as additional information and guidance regarding the new law became available; (ix) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods; (x) items related to entity restructuring and recapitalization efforts are not regularly recurring items; and (xi) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table on the following page.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$136,068	$124,551	$283,900	$236,530
Adjustments:
Acquisition and integration costs	16,751	6,882	20,460	16,185
Bargain purchase gain (a)	—	—	(3,138)	—
Asset impairment charges (b)	—	—	—	3,283
Severance and restructuring costs (c)	—	—	—	1,326
Change in fair value of contingent consideration liabilities	3,777	(1,394)	8,064	(7,673)
Income tax impact of adjustments (d)	(5,634)	(2,561)	(7,549)	(5,758)
Impact of change in a Canadian provincial statutory tax rate (e)	—	—	(2,532)	—
Impact of Tax Cuts and Jobs Act (f)	—	(5,039)	—	(5,039)
Impact of income tax contingency releases (g)	(4,492)	(5,941)	(4,492)	(5,941)
Income tax impact related to entity restructuring and recapitalization efforts (h)	—	1,842	—	1,842
Impact of favorable tax settlement, net of reduction of related indemnification asset (i)	—	—	(911)	—

Adjusted net income attributable to common stock before certain non-cash adjustments	146,470	118,340	293,802	234,755
Non-cash stock-based compensation	13,584	11,631	41,080	39,803
Amortization of intangible assets	15,264	10,623	40,544	31,535
Income tax impact of non-cash adjustments (d)	(7,531)	(5,820)	(21,317)	(18,650)

Adjusted net income attributable to common stock	$167,787	$134,774	$354,109	$287,443

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	147,438	153,687	147,074	155,198

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (j)	$0.92	$0.81	$1.93	$1.52

Adjusted diluted earnings per share attributable to common stock (j)	$1.14	$0.88	$2.41	$1.85

See notes on the following page.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

(a)	The amount for the nine months ended September 30, 2019 represents a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)

The amount for the nine months ended September 30, 2018 reflects a loss related to the exchange of a construction barge for an industrial property. This charge relates to Quanta’s Pipeline and Industrial Infrastructure Services segment.

(c)

The amount for the nine months ended September 30, 2018 reflects severance and restructuring costs related to the closure of certain operations within Quanta’s Pipeline and Industrial Infrastructure Services segment.

(d)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(e)	The amount for the nine months ended September 30, 2019 represents the impact on deferred taxes of a change in a Canadian provincial statutory tax rate.
(f)	The amount for the three and nine months ended September 30, 2018 reflects the elimination of an adjustment to Quanta’s provisional estimate of the impact of the Tax Cuts and Jobs Act of 2017.
(g)

The amounts for the three and nine months September 30, 2019 and 2018 reflect releases of tax contingencies upon expiration of certain statute of limitations periods during the third quarters of 2019 and 2018.

(h)	The amount for the three and nine months ended September 30, 2018 reflects the elimination of income tax impacts related to entity restructuring and recapitalization efforts.
(i)

The amount for the nine months ended September 30, 2019 represents a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset. The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(j)

Both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2019 include a $79.2 million, or $0.54 per diluted share, charge associated with the termination of a large telecommunications project in Peru. Additionally, both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2019 include $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on the Fort McMurray West electric transmission project in Canada.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2019 and 2018

(In thousands)

(Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) asset impairment charges and severance and restructuring costs can vary from period to period depending on economic and other factors; (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the forecasted performance in post-acquisition periods of certain acquired businesses; and (vii) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to common stock (GAAP as reported)	$136,068	$124,551	$283,900	$236,530
Interest expense	18,369	9,219	48,066	25,175
Interest income	(186)	(322)	(762)	(1,128)
Provision for income taxes	54,906	43,267	139,838	90,659
Amortization of intangible assets	15,264	10,623	40,544	31,535
Equity in (earnings) losses of unconsolidated affiliates	(1,931)	17,835	(64,078)	42,976
Depreciation expense	55,562	51,543	161,589	150,296

EBITDA	278,052	256,716	609,097	576,043
Non-cash stock-based compensation	13,584	11,631	41,080	39,803
Acquisition and integration costs	16,751	6,882	20,460	16,185
Bargain purchase gain (a)	—	—	(3,138)	—
Asset impairment charges (b)	—	—	—	3,283
Severance and restructuring costs (c)	—	—	—	1,326
Change in fair value of contingent consideration liabilities	3,777	(1,394)	8,064	(7,673)
Reduction of indemnification asset (d)	—	—	3,991	—

Adjusted EBITDA	$312,164	$273,835	$679,554	$628,967

See notes on the following page.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2019 and 2018

(In thousands)

(Unaudited)

(a)	The amount for the nine months ended September 30, 2019 represents a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)

The amount for the nine months ended September 30, 2018 reflects a loss related to the exchange of a construction barge for an industrial property. This charge relates to Quanta’s Pipeline and Industrial Infrastructure Services segment.

(c)

The amount for the nine months ended September 30, 2018 reflects severance and restructuring costs primarily related to the closure of certain operations within Quanta’s Pipeline and Industrial Infrastructure Services segment.

(d)

The amount for the nine months ended September 30, 2019 represents an expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three and Nine Months Ended

September 30, 2019 and 2018

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to pay debt, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities (a)	$91,167	$39,104	$(100,247)	$221,617
Less: Net capital expenditures:
Capital expenditures	(66,244)	(74,144)	(207,645)	(222,735)
Proceeds from sale of property and equipment	5,344	5,787	24,748	19,145

Net capital expenditures	(60,900)	(68,357)	(182,897)	(203,590)

Free (Negative Free) Cash Flow (b)	$30,267	$(29,253)	$(283,144)	$18,027

(a)

Net cash used in operating activities for the nine months ended September 30, 2019, includes the payment of $112 million in connection with the exercise of performance and advance payment bonds in connection with the terminated telecommunications project in Peru.

(b)

Subsequent to September 30, 2019 and through October 29, 2019, cash collections have been favorable, resulting in a $184 million decrease in Quanta’s borrowings under its senior secured credit facility.

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes current retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2019

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the forecasted performance in post-acquisition periods of certain acquired businesses; (vi) changes in statutory tax rates are not regularly occurring items; (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods; and (viii) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2019

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2019
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$367,400	$385,300
Acquisition and integration costs	20,500	20,500
Bargain purchase gain (a)	(3,100)	(3,100)
Change in fair value of contingent consideration liabilities	8,100	8,100
Income tax impact of adjustments (b)	(7,600)	(7,600)
Impact of change in a Canadian provincial statutory tax rate (c)	(2,500)	(2,500)
Impact of income tax contingency releases (d)	(4,500)	(4,500)
Impact of favorable tax settlement, net of reduction of related indemnification asset (e)	(900)	(900)

Adjusted net income attributable to common stock before certain non-cash adjustments	377,400	395,300
Non-cash stock-based compensation	56,000	56,000
Amortization of intangible assets	62,200	62,200
Income tax impact of non-cash adjustments (b)	(30,800)	(30,800)

Estimated adjusted net income attributable to common stock	$464,800	$482,700

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	147,300	147,300

Estimated diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock (f)	$2.49	$2.62

Estimated adjusted diluted earnings per share attributable to common stock (f)	$3.16	$3.28

(a)	The amount represents a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)	The amount represents the impact on deferred taxes of a change in a Canadian provincial statutory tax rate.
(d)	The amount represents releases of tax contingencies upon expiration of certain statute of limitation periods.
(e)

The amount represents a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset.

(f)

Both estimated diluted and estimated adjusted diluted earnings per share attributable to common stock include a $79.2 million, or $0.54 per diluted share, charge associated with the termination of a large telecommunications project in Peru and $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on the Fort McMurray West electric transmission project in Canada.

-MORE-

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2019 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for an entity in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the forecasted performance in post-acquisition periods of certain acquired businesses; and (vi) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2019
Net income attributable to common stock (as defined by GAAP)	$367,400	$385,300
Interest expense, net	65,000	66,000
Provision for income taxes	174,000	183,000
Amortization of intangible assets	62,200	62,200
Equity in (earnings) losses of unconsolidated affiliates	(65,500)	(65,500)
Depreciation expense	215,500	215,500

EBITDA	818,600	846,500
Non-cash stock-based compensation	56,000	56,000
Acquisition and integration costs	20,500	20,500
Bargain purchase gain (a)	(3,100)	(3,100)
Change in fair value of contingent consideration liabilities	8,100	8,100
Reduction of indemnification asset (b)	4,000	4,000

Adjusted EBITDA	$904,100	$932,000

(a)	The amount represents a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)

The amount represents the expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

###